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                                                                       EXHIBIT 5





                                 March 30, 1995



Board of Directors
Transcisco Industries, Inc.
601 California Street, Suite 1301
San Francisco, CA  94108

          Re:  Registration Statement on Form S-8
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Gentlemen:

          You have requested our opinion with respect to certain matters described below relating to (i) 750,000 shares of the common stock of Transcisco Industries, Inc. ("Transcisco") to be issued pursuant to the exercise of options issued under the Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan (the "Employee Plan"), (ii) 100,000 shares of common stock to be issued pursuant to the Transcisco's Directors' Stock Option Plan, and (iii) 510,000 shares of common stock to be issued pursuant to Transcisco's Stock Purchase Plan (the "Stock Purchase Plan") (collectively, the "Common Shares") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by Transcisco on this date pursuant to the Securities Act of 1933, as amended (the "Securities Act").

          In connection with our opinion, we have reviewed and relied upon the Registration Statement, the Certificate of Incorporation and the Bylaws of Transcisco; copies of resolutions of the board of directors of Transcisco authorizing the issuance of the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of Transcisco as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

          Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

          The Common Shares to be issued under the Employee Plan, the Directors' Stock Option Plan and the Stock Purchase Plan and pursuant to the Registration Statement are duly authorized and when issued, will be fully paid and nonassessable, provided the full

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purchase price for each of the Common Shares is paid to and received by
Transcisco.

          We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                                   Very truly yours,



                                   GREENE, RADOVSKY, MALONEY & SHARE